                                                                     EXHIBIT 4.2


                               ADOPTION AGREEMENT

                                     FOR THE

                             ORIENTAL BANK AND TRUST
                            MASTER PROTOTYPE DEFINED
                               CONTRIBUTION PLANS

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I                  INTRODUCTION...........................................................................1

ARTICLE II                 IDENTIFICATION OF EMPLOYER AND PLAN....................................................2

ARTICLE III                ACCOUNTING PERIOD, EFFECTIVE DATE......................................................4

ARTICLE IV                 COMPENSATION...........................................................................4

ARTICLE V                  NORMAL AND EARLY RETIREMENT AGE........................................................5

ARTICLE VI                 METHOD OF SERVICE CREDIT COMPUTATION...................................................5

ARTICLE VII                BREAKS IN SERVICE; YEARS OF SERVICE....................................................5

ARTICLE VIII               ELIGIBILITY............................................................................6

ARTICLE IX                 ENTRY DATES............................................................................6

ARTICLE X                  VESTING OF EMPLOYER CONTRIBUTIONS......................................................7

ARTICLE XI                 ELECTIVE CODA CONTRIBUTIONS AND EMPLOYEE
                           DIRECTED INVESTMENTS...................................................................8

ARTICLE XII                VOLUNTARY CONTRIBUTIONS................................................................9

ARTICLE XIII               PLAN CONTRIBUTION FORMULA..............................................................9

ARTICLE XIV                VALUATION OF PLAN ASSETS..............................................................11

                             THE ADOPTION AGREEMENT

         This is the Adoption Agreement for the Oriental Bank and Trust Master Prototype Defined Contribution Plan (the "Plan") and its Master Trust Agreement (the "Trust Agreement"). Employers adopting the Plan are advised to consult their own legal counsel on questions of interpretation and to refer to the Plan and Trust Agreement documents when completing this Adoption Agreement. By adopting the Plan employers will be adopting a retirement plan pre-qualified by the Puerto Rico Department of the Treasury ("Treasury"). Each time an employer adopts the Plan, however, a request for a favorable determination will have to be filed with Treasury for the issuance of an administrative determination regarding the qualification of such particular adoption of the Plan under the provisions of the Puerto Rico Internal Revenue Code of 1994, as amended (the "PR Code"). Failure to properly fill out this Adoption Agreement may result in the non-qualification or disqualification of the Employer's Plan.

         The Sponsoring Organization of this Plan is Oriental Bank and Trust. Its address and telephone number are:

                  Oriental Bank and Trust
                  P.O. Box 191429
                  San Juan, Puerto Rico 00919-1429
                  (787) 766-1986

         The Sponsoring Organization will inform the adopting employer of any amendments made to the Plan or the termination of the Plan, should that be necessary.

                                    ARTICLE I

                                  INTRODUCTION

BY THIS INSTRUMENT, Oriental Financial Group Inc. (the "Employer") hereby

         (a) Adopts the Plan and its corresponding Trust Agreement as and for the establishment of an employee benefit plan for the benefit of its eligible employees;


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         (b)      Appoints Oriental Bank and Trust as Trustee of said plan (the
                  "Trustee"). The

                  Trustee's mailing address is:

                  Oriental Bank and Trust
                  Box 191429
                  San Juan, Puerto Rico 00919-1429

         (c) Acknowledges receipt of a copy of the Plan, Trust Agreement and the Plan's Summary Plan Description. The Employer shall be responsible for distributing copies of the Plan's Summary Plan Description to all Eligible Employees and their Beneficiaries within the time limits prescribed by ERISA.

         (d) Appoints a Plan Administrator or Administrative Committee (which shall be known as the "Oriental Group Retirement Committee") which shall act as provided in the Plan (each of whom have indicated their respective acceptances of such appointment by affixing their signatures hereto:

         Name                                                          Signature

Jose Rafael Fernandez
                                                   -------------------------------------------------
Juan J. Santiago

                                                   -------------------------------------------------
Vanesa Gonzalez

                                                   -------------------------------------------------
Jose Plumey

                                                   -------------------------------------------------



         (e) Ratifies and affirms its acceptance to be bound by the provisions of the Plan, the Trust Agreement, the rules and regulations of the Sponsoring Organization and the obligations imposed upon it by law and government regulations.

                                   ARTICLE II

                       IDENTIFICATION OF EMPLOYER AND PLAN

The Employer's adopting this plan hereunder are:

Name:  Oriental Financial Group Inc.

Principal Place of Business: San Juan, PR

Mailing Address:  P.O. Box 191429

Telephone Number:  (787) 474-0800                     Fax Number: (787) 758-2755

Social Security or Employer Tax Identification Number:  66-0538893

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The Employer represents that the related employers listed below have adopted the
Plan:

Oriental Bank & Trust:  66-0259436

Oriental Financial Services:  66-0480123

Oriental Trust:  66-6023679

Oriental Mortgage:  66-0554022

FISA Insurance Agency:  66-0519019

Plan Name:  Oriental Group CODA Profit Sharing Plan

Plan Number:  002

Employer Contact Person:

         Name:  Vanessa Gonzalez

         Title:  HR Director      Telephone Number:  (787) 871-6800

The Employer is (check one):

[ ]    a sole proprietorship.

[ ]    Special Partnership.

[ ]    Corporation of Individuals.

[X]    a corporation.

[ ]    Exempt Organization.

[ ]    other
            -------------------------------

ADOPTION OR AMENDMENT OF THE PLAN

         By signing this Adoption Agreement the Employer is adopting one of the Oriental Bank and Trust Master Prototype Defined Contribution Plans described below:

         [ ]      Master Prototype Defined Contribution Profit Sharing Plan.

         [ ]      Master Prototype Defined Contribution Money Purchase Plan

         [X] Master Prototype Defined Contribution Cash or Deferred Arrangement Profit Sharing Plan

         [ ] Amending certain provisions of an earlier Oriental Bank and Trust Master Prototype Defined Contribution Plan that was effective: ___________________________

         [X] Amendment & Re-Statement of a plan previously adopted and effective 01/01/1992.


                                   ARTICLE III

                        ACCOUNTING PERIOD, EFFECTIVE DATE

(a)      Employer's taxable year

         [ ]      Calendar year

         [X]      Fiscal year ending on 6/30.

         (b)      The Plan Year will mean

         [X]      The Calendar year

         [ ] The period of twelve consecutive months beginning on ________________________
                       (month/day)
                  (month/day) and ending on________________________
                                                    (month/day)


         [ ] The Employer's taxable year. If the Employer's taxable year changes, the Plan Year will change accordingly.

(c) The Effective Date of the amendment & Restatement of this Plan shall be: January 1, 2002.

                                   ARTICLE IV

                                  COMPENSATION

         Compensation shall mean the compensation for the Plan year paid in cash or in kind by the Employer for personal services, as reportable on the Employee's Annual Withholding Statement Form 499-R-2/W-2. For any Self-Employed Individual covered under the Plan, if applicable, compensation shall mean Earned Income. However, compensation shall not include any amount paid by reason of services performed (i) after the date an employee ceases to be a Participant, and (ii) prior to the date an employee becomes a Participant. Compensation shall not include any amounts contributed by an Employer, for or on account of its employees, under this Plan or under any other employee benefit plan.

         Certain items of compensation may be excluded if so indicated:

                  [ ] Overtime

                  [ ]   Commissions

                  [ ]   Bonuses

                  [ ]   Other Type of Remuneration (specify):

                                    ARTICLE V

                         NORMAL AND EARLY RETIREMENT AGE

(a)      Normal Retirement Age

                  For each Participant, Normal Retirement Age is:

                  [X]      Age - (not to exceed 65); or

                  The later of:

                  [ ]      Age ______ (not to exceed 65) or
                  [ ]      The ______ (not to exceed 5th) anniversary
                                      of the participation commencement date.

(b)      Early Retirement Age

                  The following would be the Early Retirement Age permitted under the Plan:

                  [ ]      Age ______ (not less than 50); or
                  [ ]      The later of such participant attaining age 55 or the
                           fifth's (5th) anniversary of a participant's participation commencement date

                  [X] Early Retirement would not be permitted under the Plan.

                                   ARTICLE VI
                      METHOD OF SERVICE CREDIT COMPUTATION

         This Plan and the records upon which the rights of the Participants herein are maintained shall be based on the Hours of Service method.

The Hours of Services to be credited to employees shall be computed by counting:

                  [X]      Actual hours worked
                  [ ]      10 hours per days
                  [ ]      45 hours per week
                  [ ]      95 hours per half month
                  [ ]      190 hours per month.

                                   ARTICLE VII

                       BREAKS IN SERVICE; YEARS OF SERVICE

(a) A Break in Service shall occur if an employee completes not more than 500 Hours of Service in the Plan Year

(b) An employee shall receive credit for a Year of Service for eligibility determination purposes in any Eligibility Computation Period in which he or she completes or have completed at least 1,000 Hours of Service.

(c) An employee shall receive credit for a Year of Service for benefit accrual purposes in any Plan Year in which he or she completes at least 1,000 Hours of Service.

                                  ARTICLE VIII
                                   ELIGIBILITY

The following employees are be eligible to participate in the Plan:

         [ ] No exclusions. All Employees of the Employer will be eligible to participate in the Plan.

         [X]      All Employees except those marked below:

                  [X] Employees in a unit of Employees covered by a collective bargaining agreement with respect to which retirement benefits were the subject of good faith bargaining.

                  [ ]      Hourly paid Employees
                  [ ]      Salaried Employees
                  [ ]      Employees paid by commissions only

                  [X] Leased Employees (in the case of a Cash or Deferred Arrangement Profit Sharing Plan)

                  [ ]      Employees in the following other classes (specify):

                          AGE AND SERVICE REQUIREMENTS

         An employee shall become eligible to participate in the Plan upon attaining the age of 21 years old (not to exceed 21; 20 1/2 in case of Plan with annual entry dates) and completing:

         [ ]      No minimum service requirement
         [ ]      3 months of service
         [X]      6 months of service
         [ ]      1 year of service
         [ ]      2 years of service (requires immediate full vesting)
         [ ]      All employees will be eligible at the effective date of the
                  Plan. All employees hired after effective date of Plan will be eligible after 12 month of service.

                                   ARTICLE IX

                                   ENTRY DATES

The Plan's Entry Dates are:

         [X]      Monthly Entry Dates. The first day of each month of the Plan
                  Year.
         [ ]      Quarterly Entry Dates. The first day of the first fourth,
                  seventh and tenth month of the Plan Year.
         [ ]      Semi-Annual Entry Dates. The first day of the first and
                  seventh months of the Plan Year.
         [ ]      Annual Entry Dates. The first day of the Plan Year.

                                    ARTICLE X

                        VESTING OF EMPLOYER CONTRIBUTIONS

[ ] The Participants would be fully and immediately vested at all times with respect to Employer (Matching, in the case of a Cash or Deferred Arrangement Profit Sharing Plan) Contributions.

[ ] A Participant's Employer (Profit Sharing, in the case of a Cash or Deferred Arrangement Profit Sharing Plan) Contributions Account shall vest in accordance with the following schedule

           COMPLETED                       VESTED
       YEARS OF SERVICE                   PERCENTAGE
       ----------------                   ----------
            Less than 3                         0%
                      3                        20
                      4                        40
                      5                        60
                      6                        80
              7 or more                       100

[X] A Participant's Employer (Matching, in the case of a Cash or Deferred Arrangement Profit Sharing Plan) Contributions Account shall vest in accordance with the following schedule:

           COMPLETED                             VESTED
       YEARS OF SERVICE                        PERCENTAGE
       ----------------                        ----------
              1-2                                  0%
               3                                  100%

[  ]     A Participant's Employer (Matching, in the case of a Cash or Deferred
         Arrangement Profit Sharing Plan) Contributions Account shall vest in accordance with the following schedule:

           COMPLETED                             VESTED
       YEARS OF SERVICE                        PERCENTAGE
       ----------------                        ----------
               1                                   0%
               2                                   0%
               3                                  100%

         The following employee's Years of Service with the Employer will be counted to determine the nonforfeitable percentage in the Employee's Account Balance derived from Employer contributions:

         [ ]      Years of service before the Employer established this Plan.

         [X]      Years of service since the inception of this Plan.

                                   ARTICLE XI

                         ELECTIVE CODA CONTRIBUTIONS AND
                          EMPLOYEE DIRECTED INVESTMENTS

         In the case of a Cash or Deferred Arrangement Profit Sharing Plan:

(a)      Elective CODA Contributions would:

         [X] Be made only if a Participant makes an affirmative election to have the Employer make such contributions to the Trust on the Participant's behalf.

         [ ] Always be made unless a Participant makes an affirmative election to receive cash instead of having the Employer make such contributions to the Trust on the Participant's behalf (a negative election). Elective CODA Contributions for a Participant who does not make a negative election shall equal ___% (not to exceed 10%) of the Participant's Taxable Compensation for the year or such other percentage elected by the Participant on a deferral agreement.

(b)      the Employee Directed Investments would:

         [X] Be permitted (For Employee Contributions made on a Pre-Tax or After-Tax Basis)**.

         [ ]      Not be permitted.

         **Employer Matching Contributions will be made to the plan in Employer Securities and the employee will not have an election for investing such contribution. The Participant may vote his or her shares of stock acquired through the Plan. Please refer to the Summary Plan Description for more details.


A Participant making a hardship withdrawal from the Plan would not have the right to make Elective Contributions for a period of 12 months following the date of said withdrawal.

                                   ARTICLE XII

                             VOLUNTARY CONTRIBUTIONS

         Voluntary After-Tax Contributions would:

         [X]      Be permitted.

         [ ]      Not be permitted.

A Participant making a withdrawal from his Voluntary Contribution Account would:

         [ ] Not have the right to make Voluntary Contributions for a period of _____ month(s) following the Plan Year of said withdrawal.

         [X] Have the right to make Voluntary Contributions following said withdrawal.

                                  ARTICLE XIII

                            PLAN CONTRIBUTION FORMULA

(a)      Money Purchase Pension Plan

         [ ]      Non-Integrated Allocation Formula

                           An amount of ___________ (not to exceed 25% of compensation), or the percentage of Compensation (as defined in the Plan and its Adoption Agreement) to be contributed each Plan Year by the Employer for each Participant who either completes more than 1,000 hours of service during the Plan Year or is employed on the last day of the Plan year shall be (not to exceed 25%).

         [ ]      Integrated Allocation Formula

                           An amount of ________________ (not to exceed 25% of compensation), or the percentage of compensation (as defined in the Plan and its Adoption Agreement) to be contributed each Plan Year by the Employer for each Participant who either completes more than 1,000 hours of service during the Plan Year or is employed on the last day of the Plan Year shall be _______%, plus ______% (not to exceed the lesser of (i) the amount first specified in this paragraph or (ii) 7% of such Participant's Compensation in excess of $_____________ (i.e., the integration level).

                  - Only one plan maintained by the Employer may be integrated with

                  -        Social Security.

(b)      Profit Sharing Plan

         [ ]      Non-Integrated Allocation Formula

                           The Employer contributions would be determined as provided in Article IV of the Profit Sharing Plan document.

         [ ]      Integrated Allocation Formula

                           The Employer contributions would be determined as provided in Article IV of the Profit Sharing Plan document except that ______ percent (not to exceed 7%) of a Participant's Compensation in excess of $____________ (i.e., the integration level) will be allocated in the same proportion that his Excess Compensation bears to the Excess Compensation of all Participants. The balance will be allocated in the same proportion that his total compensation bears to the total compensation of all Participants. Only one plan maintained by the Employer may be integrated with Social Security.

(c) Cash or Deferred Arrangement Profit Sharing Plan - The Employer's Matching Contributions will be as follows:

         [ ] _______% of the first ______% of a Participant's contribution for the year as an Elective CODA Contribution; and no Matching Contributions will be made with respect to Elective CODA Contributions made by a Participant in excess of ______% of a Participant's Compensation for a Plan year.

         [X] Other: The participating companies may make matching contributions at a rate determined by each participating company. As of the effective date of this agreement, the Employer will match 80% of the participant's Pre-Tax Elective Contribution, up to a maximum of $832 per plan year.

Combination: An Employer maintaining a Master Prototype Defined Contribution Profit Sharing Plan and a Master Prototype Defined Contribution Money Purchase Plan at the same time, for purposes of contributing to the same:

                  [ ] Would combine Employer contributions within the 25% limitation referred in this Article.

                  [ ]      Would not combine Employer contributions.

                                   ARTICLE XIV

                            VALUATION OF PLAN ASSETS

         The assets of the Plan will be valued:

                  [ ]      Annually. The last day of the Plan Year.
                  [ ]      Semi-Annually. The last day of the first and seven
                           months of the Plan Year
                  [ ]      Quarterly. The last day of the first, fourth, seventh
                           and tenth months of the Plan Year.
                  [ ]      Monthly. The last day of each month.
                  [X]      Daily Valuation of Assets.

         The undersigned ("Employer") hereby executes this Adoption Agreement this 9th day of August, 2002.

                                           ------------------------------------
                                               Representative of the Employer



Appointment as Trustee is accepted:

ORIENTAL BANK AND TRUST

By:
   ------------------------

Title:
      ---------------------

Date:
     ----------------------



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